NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz President and Chief Executive Officer

	Telephone:	(360) 828-0700

BBSI ANNOUNCES SECOND QUARTER 2010 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 3Q10 AND CONFERENCE CALL

            VANCOUVER, WASHINGTON, July 27, 2010 – Barrett Business Services, Inc. (Nasdaq:  BBSI) reported today net income of $2.3 million for the second quarter ended June 30, 2010 compared to a net loss of $6.7 million for the second quarter of 2009.  Diluted income per share for the 2010 second quarter was $.22, as compared to diluted loss per share of $.65 for the same quarter a year ago.  The 2009 second quarter included an $11.8 million increase in workers’ compensation expense resulting from the Company’s change in estimate of its workers’ compensation reserves.

            Net revenues for the second quarter ended June 30, 2010 totaled $67.4 million, an increase of approximately $10.1 million or 17.6% over the $57.3 million for the same quarter in 2009.

	(Unaudited)		(Unaudited)
(in thousands, except per share amounts)	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
Results of Operations	2010	2009	2010	2009
Revenues:
Staffing services	$31,975	$28,002	$59,037	$52,044
Professional employer service fees	35,457	29,263	66,655	56,293
Total revenues	67,432	57,265	125,692	108,337
Cost of revenues:
Direct payroll costs	24,237	21,127	44,673	39,196
Payroll taxes and benefits	22,861	19,434	47,489	42,061
Workers' compensation	8,589	18,927	16,408	25,614
Total cost of revenues	55,687	59,488	108,570	106,871
Gross margin	11,745	(2,223)	17,122	1,466
Selling, general and administrative expenses	8,407	8,336	16,631	16,376
Depreciation and amortization	333	410	710	796
Income (loss) from operations	3,005	(10,969)	(219)	(15,706)
Other income, net	380	293	665	408
Income (loss) before taxes	3,385	(10,676)	446	(15,298)
Provision for (benefit from) income taxes	1,107	(3,944)	(146)	(5,392)
Net income (loss)	$2,278	$(6,732)	$592	$(9,906)
Basic income (loss) per share	$.22	$(.65)	$.06	$(.95)
Weighted average basic shares outstanding	10,446	10,355	10,456	10,426
Diluted income (loss) per share	$.22	$(.65)	$.06	$(.95)
Weighted average diluted shares outstanding	10,485	10,355	10,490	10,426

Barrett Business Services, Inc.

News Release – Second Quarter 2010

July 27, 2010

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers.  The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Staffing services	$31,975	$28,002	$59,037	$52,044
Professional employer services	265,121	220,150	500,616	423,975
Total revenues	297,096	248,152	559,653	476,019
Cost of revenues:
Direct payroll costs	252,722	210,720	476,269	404,276
Payroll taxes and benefits	22,861	19,434	47,489	42,061
Workers' compensation	9,768	20,221	18,773	28,216
Total cost of revenues	285,351	250,375	542,531	474,553
Gross margin	$11,745	$(2,223)	$17,122	$1,466

            Gross revenues of $297.1 million for the second quarter ended June 30, 2010 increased 19.7% over the similar period in 2009.

            A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the second quarters ended June 30, 2010 and 2009:

	(Unaudited)
	Three Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2010	2009	2010	2009	2010	2009
Revenues:
Staffing services	$31,975	$28,002	$-	$-	$31,975	$28,002
Professional
employer services	265,121	220,150	(229,664)	(190,887)	35,457	29,263
Total revenues	$297,096	$248,152	$(229,664)	$(190,887)	$67,432	$57,265
Cost of revenues	$285,351	$250,375	$(229,664)	$(190,887)	$55,687	$59,488

Barrett Business Services, Inc.

News Release – Second Quarter 2010

July 27, 2010

For the six months ended June 30, 2010 and 2009:

	(Unaudited)
	Six Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2010	2009	2010	2009	2010	2009
Revenues:
Staffing services	$59,037	$52,044	$-	$-	$59,037	$52,044
Professional
employer services	500,616	423,975	(433,961)	(367,682)	66,655	56,293
Total revenues	$559,653	$476,019	$(433,961)	$(367,682)	$125,692	$108,337
Cost of revenues	$542,531	$474,553	$(433,961)	$(367,682)	$108,570	$106,871

            The following summarizes the unaudited consolidated balance sheets at June 30, 2010 and December 31, 2009.

Barrett Business Services, Inc.

News Release – Second Quarter 2010

July 27, 2010

	June 30,	December 31,
(in thousands)	2010	2009
Assets
Current assets:
Cash and cash equivalents	$17,444	$36,671
Marketable securities	23,914	13,766
Trade accounts receivable, net	50,301	33,070
Income taxes receivable	3,887	4,274
Prepaid expenses and other	2,265	979
Deferred income taxes	4,283	4,071
Total current assets	102,094	92,831
Marketable securities	7,012	7,473
Property, equipment and software, net	14,861	14,795
Restricted marketable securities and workers' compensation deposits	8,933	2,666
Other assets	3,103	3,104
Workers' compensation receivables for insured claims	3,639	3,865
Goodwill, net	47,820	47,338
	$187,462	$172,072

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$702	$1,117
Accrued payroll, payroll taxes and related benefits	47,853	30,244
Other accrued liabilities	649	499
Workers' compensation claims liabilities	10,484	10,509
Safety incentives liabilities	4,241	4,437
Total current liabilities	63,929	46,806
Long-term workers' compensation claims liabilities	16,106	14,560
Long-term workers' compensation liabilities for insured claims	2,684	2,729
Deferred income taxes	6,323	6,323
Customer deposits and other long-term liabilities	1,488	1,527
Stockholders' equity	96,932	100,127
	$187,462	$172,072

Outlook for Third Quarter 2010

            The Company also disclosed today limited financial guidance with respect to its operating results for the third quarter ending September 30, 2010.  The Company expects gross revenues for the third quarter of 2010 to range from $313 million to $317 million, as compared to $273.1 million for the third quarter of 2009, and anticipates diluted earnings for the third quarter of 2010 to range from $.33 to $.36 per share, as compared to diluted income per share of $.28 for the same period a year ago.  A reconciliation of estimated gross revenues to estimated GAAP net revenues for the third quarter of 2010 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Barrett Business Services, Inc.

News Release – Second Quarter 2010

July 27, 2010

Conference Call

            On Wednesday, July 28 at 9:00 a.m. Pacific Time, William W. Sherertz and James D. Miller will host an investor telephone conference call to discuss second quarter 2010 operating results.  To participate in the call, dial (877) 356-3717.  The call identification number is 89607191.  The conference call will also be webcast live at www.barrettbusiness.com.  To access the webcast, click on the Investor Relations section of the Web site and select Webcast.  A replay of the call will be available beginning Wednesday, July 28, 2010 at 12:00 p.m. PT and ending on Wednesday, August 4, 2010.  To listen to the recording, dial (800) 642-1687 and enter conference identification code 89607191.

            Statements in this release about future events or performance, including gross revenues and earnings expectations for the third quarter of 2010, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current customers and to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets, the collectibility of accounts receivable and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others.  Other important factors that may affect the Company’s future prospects are described in the Company’s 2009 Annual Report on Form 10-K.  Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information.  The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

            BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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